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                              EMPLOYMENT AGREEMENT


         This Employment Agreement is entered into by and between Krug International Corp. ("the Company") and Thomas W. Kemp ("Kemp") as of October 1, 1996.

         In consideration of the mutual promises exchanged herein, the parties agree as follows:

1. EMPLOYMENT AND DUTIES. The Company hereby employs Kemp, and Kemp hereby accepts employment, to perform the following duties: management of discontinued operations activities in Knoxville, Tennessee and Ontario, Canada; management of sublease and re-sublease of corporate offices in Dayton, Ohio; sale or lease of Colonel Glenn facility; and assistance as reasonably requested by the officers of the Company with respect to pension plan administration, insurance, litigation, historical financial data and other matters involving the Company with which Kemp has had experience. Kemp shall report to the Chairman and the President of the Company.

2. TERM. The term of this Agreement shall commence on October 1, 1996 and end on May 31, 1997. This Agreement may be renewed for additional periods of six months by mutual agreement of the parties.

3. COMPENSATION. The Company shall pay to Kemp a total of $60,000 as follows: $10,000 on October 1, 1996, $10,000 on June 1, 1997 and $5,000 per
month during the eight month period commencing with October 1996 and ending with May 1997 such payments to be made in accordance with the schedule of salary payments to other officers of the Company.

4. BENEFITS. Kemp shall continue to participate in medical insurance, group life insurance and other benefits plans on the same basis as other officer-employees of the Company.

5. OUTSIDE INTERESTS. Kemp shall devote a reasonable portion of his professional time to the Company to discharge his duties hereunder; provided, however, that he shall not be precluded
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from engaging in other business activities so long as such activities do not interfere with his obligations to the Company.

6. REIMBURSEMENT OF EXPENSES. The Company shall reimburse Kemp promptly for any and all reasonable and necessary expenses incurred on behalf of or in the conduct of the Company's business, subject to compliance with the Company's policies concerning such matters.

7. NOTICES. Any written notices required to be given pursuant to this Agreement may be give by one party to the other at the following address:

         If to the Company:              Krug International Corp.
                                         1290 Hercules Drive
                                         Houston, Texas  77058

         If to Kemp:                     Thomas W. Kemp
                                         2574 Patterson Boulevard
                                         Dayton, Ohio 45409

8. CHOICE OF LAW. This Agreement shall be governed and construed in accordance with the laws and judicial decisions of the State of Ohio.

9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior understandings, whether written or verbal between the parties.

         IN WITNESS WHEREOF, the parties have entered into this Employment Agreement as of the date first above written.

/s/ Thomas W. Kemp
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THOMAS W. KEMP


KRUG INTERNATIONAL CORP.


By:  /s/ C. L. Haslam
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